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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of Telephone and Data Systems, Inc. of our report dated March 10, 2005, relating to the financial statements of Los Angeles SMSA Limited Partnership as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 appearing in the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/DELOITTE & TOUCHE LLP

New York, New York
May 16, 2005

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM